UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Glu Mobile Inc. (“Glu”) amended the Glu Mobile Inc. Executive Bonus Plan (the “Bonus Plan”). The amendments to the Bonus Plan affect all participants in the Bonus Plan, which includes each of Glu’s named executive officers (“Executive Officers”).

The Compensation Committee amended the Bonus Plan to provide that any bonus earned by the Executive Officers under the Bonus Plan would be solely tied to the amount of Adjusted EBITDA generated by Glu in the fourth quarter of 2016 (“Q4-2016 Adjusted EBITDA”); previously 75% of the bonus was based on whether, and the extent to which, Glu achieved the 2016 Annual Non-GAAP Revenues goal and 25% was based on whether, and the extent to which, Glu achieved the 2016 Annual Adjusted EBITDA goal.  The Compensation Committee believed that Adjusted EBITDA profitability was the primary metric on which the Executive Officers should be focused and that Glu would be best positioned for success if it were able to generate significant Adjusted EBITDA profitability in Q4-2016 such that Glu would have substantial momentum heading into 2017. Adjusted EBITDA will be calculated as non-GAAP operating income excluding depreciation, and further excluding the impact of any acquisitions, divestitures and royalty impairments. Further, any bonuses that are paid pursuant to the Bonus Plan must be properly accrued prior to determination of Q4-2016 Adjusted EBITDA.

To the extent that Glu achieves the Q4-2016 Adjusted EBITDA goal at a level equal to the specified minimum threshold that has been established by the Compensation Committee (the “Minimum Threshold”), then each Executive Officer will receive a bonus that equals 10% of his maximum bonus amount.  If Glu generates Q4-2016 Adjusted EBITDA in excess of the Minimum Threshold, then each Executive Officer will be eligible to receive a larger bonus, which bonus can reach up to 100% of his maximum bonus amount if Glu generates Q4-2016 Adjusted EBITDA equal to or greater than the maximum threshold that has been established by the Compensation Committee (the “Maximum Threshold”).  To the extent that Glu generates Q4-2016 Adjusted EBITDA between the Minimum Threshold and the Maximum Threshold, each Executive Officer’s bonus will be between 10% and 100% of his maximum bonus amount calculated based on a linear interpolation.

The foregoing description of the amended and restated Bonus Plan is qualified in its entirety by reference to the actual terms of the amended and restated Bonus Plan, which is filed as Exhibit 99.01 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.01       Amended and Restated Glu Mobile Inc. 2016 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: May 13, 2016	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Amended
Exhibit No.	Description

99.01	Amended and Restated Glu Mobile Inc. 2016 Executive Bonus Plan.